Exhibit 10.3

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of April 21, 2022, is entered into by and between LMF Acquisition Opportunities, Inc., a Delaware corporation (“Acquiror”), SeaStar Medical, Inc., a Delaware corporation (the “Company”) and the undersigned stockholder (the “Stockholder” and, together with Acquiror and the Company, each a “Party” and collectively, the “Parties”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Merger, dated as of April 21, 2022 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Acquiror and LMF Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

RECITALS

WHEREAS, as of the date of this Agreement, the Stockholder is the record holder and the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) of, and has full voting power over, (a) the number of Company Common Shares and (b) the number of Company Preferred Shares (collectively, the “Shares”) set forth on the Stockholder’s signature page hereto;

WHEREAS, the Company, Acquiror and Merger Sub have entered into the Merger Agreement, which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger, pursuant to the provisions of the DGCL;

WHEREAS, the Stockholder acknowledges that, as a condition and material inducement to Acquiror and Merger Sub’s willingness to enter into the Merger Agreement, Acquiror has required that certain Company Stockholders that are Affiliates of the Company shall, within three (3) Business Days after the execution of the Merger Agreement, execute and deliver Support Agreements, including written consents substantially in the form attached hereto as Annex A (each, a “Written Consent”), and, in order to induce Acquiror and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement, the Stockholder is willing to enter into this Agreement;

WHEREAS, Acquiror desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Shares, and to enter into the Written Consent and otherwise vote its Shares in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement, and to undertake certain additional obligations pursuant to this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is executing and delivering a Written Consent, constituting the Stockholder’s consent to, and vote to adopt, the Merger Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is executing and delivering the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Annex B; and

WHEREAS, Acquiror and the Stockholder desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article 1

VOTING AND TRANSFER OF SHARES

Section 1.01.Voting.

(a)The Stockholder irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the stockholders of the Company (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the stockholders of the Company (a “Consent Solicitation”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) that number of Shares set forth on the Stockholder’s signature page hereto and any additional Shares that are hereafter held of record or beneficially owned by the Stockholder (collectively, the “Subject Shares”) that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i)in favor of any proposal for stockholders of the Company to adopt the Merger Agreement and approve any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger;

(ii)in favor of any proposal to adjourn a Meeting at which there is a proposal for stockholders of the Company to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the Merger Agreement or if there are not sufficient Shares present in person or represented by proxy at such Meeting to constitute a quorum;

(iii)against any proposal providing for an Acquisition Transaction or the adoption of an agreement to enter into an Acquisition Transaction;

(iv)against any proposal for any amendment or modification of the Company’s organizational documents that would change the voting rights of any Shares or the number of votes required to approval any proposal, including the vote required to adopt the Merger Agreement; and

(v)against any action, transaction or agreement that would, or would reasonably be expected to, (A) result in a breach of any representation or warranty or covenant of the Company under the Merger Agreement or the Stockholder under this Agreement; (B) prevent, delay or impair consummation of the Transactions or dilute, in any material respect, the benefit of the Transactions to Acquiror, except, for the avoidance of doubt, the issuance of the Bridge Notes; (C) result in any of the conditions set forth in Article X of the Merger Agreement not being fulfilled; or (D) facilitate any proposal relating to an Acquisition Transaction or any agreement to enter into any Acquisition Transaction.

(b)Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation.

(c)The Stockholder agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01.

Section 1.02.Proxy.  The Stockholder, with respect to the Subject Shares, irrevocably grants a proxy appointing the Company Stockholder Representative and any designee of the Company Stockholder Representative, and each of them individually and with full power of substitution, as the Stockholder’s true and lawful attorney-in-fact and proxy, for and in the Stockholder’s name, place and stead, to be counted as represented by proxy and vote, at any time during the Applicable Period, each Subject Share as the Stockholder’s proxy, at every Meeting (including at any adjournment or postponement thereof) and to execute and deliver on behalf of the Stockholder any written expression of consent or dissent relating to the Subject Shares in order to cause the Stockholder to perform the covenants set forth in Section 1.01; provided, however, that the Stockholder’s grant of the proxy and power of attorney contemplated by this Section 1.02 will be effective with respect to a Meeting or Consent Solicitation if, and only if, the Stockholder has not delivered or caused to be delivered to the Secretary of the Company (or the Person undertaking the Consent Solicitation, as applicable), at least two (2) Business Days’ prior to the Meeting or deadline for the Consent Solicitation, as applicable, a duly executed irrevocable proxy directing that the Subject Shares be voted in accordance with Section 1.01 or a duly executed irrevocable expression of consent or dissent in writing with respect to the Subject Shares in accordance with Section 1.01, as applicable. The proxy described in this Section 1.02, if it becomes effective, is limited solely to the voting of Subject Shares (or expressing consent or dissent in writing with respect thereto) solely in order to cause the Stockholder to perform the covenants set forth in Section 1.01. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02, if it becomes effective, is given in connection with the execution of the Merger Agreement and such irrevocable proxy is given to secure the performance of the obligations of the Stockholder under this Agreement. The proxy described in this Section 1.02, if it becomes effective, is coupled with an interest, including for the purposes of Section 212 of the DGCL, revokes all prior proxies granted by the Stockholder with respect to the Subject Shares and is irrevocable, provided that this proxy shall automatically terminate at the Expiration Date. The power of attorney granted by the Stockholder, if it becomes effective, is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of the Stockholder. For Subject Shares as to which the Stockholder is the beneficial owner but not the holder of record, the Stockholder shall cause any holder of record of such Subject Shares to grant to Acquiror a proxy to the same effect as that described in this Section 1.02. Acquiror may terminate this proxy with respect to the Stockholder at any time at its sole election by written notice provided to the Stockholder.

Section 1.03.No Transfers.  During the Applicable Period, the Stockholder shall not, directly or indirectly:  (a) sell, convey, assign, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecate or otherwise encumber or dispose of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Subject Shares or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Subject Shares or any rights to acquire any securities or equity interests of the Company, except as otherwise expressly provided in Section 1.02, or grant or purport to grant any proxy or power of attorney with respect thereto; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the sale, conveyance, assignment, transfer (including by succession or otherwise by operation of Law), exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Subject Shares (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Encumbrances on any Subject Shares (other than applicable restrictions on transfer under U.S. state or federal securities or “blue sky” Laws) or (e) commit or agree to take any of the foregoing actions or discuss, negotiate or make an offer or enter into a commitment, agreement, understanding or similar agreement to take any of the foregoing actions (any action described in clauses (a), (b), (c), (d) and (e), a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Stockholder and any Affiliate of the Stockholder, (ii) to a trust for the benefit of the Stockholder or to any member of a Stockholder’s immediate family or a trust for the benefit of such immediate family member or (iii) by will, other testamentary document or under the laws of intestacy upon the death of Stockholder or (iv) to an executive officer or director (as of the date of the Merger Agreement) of the Company1; provided, further, that a Transfer referred to in subsection (i)-(iv) of the immediately preceding proviso shall be permitted only if, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Acquiror a joinder to this Agreement in the form attached hereto as Annex C.  Any Transfer or action in violation of this Section 1.03 shall be void ab initio.  If any involuntary Transfer of any of Subject Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and

[1]

Note to Draft: Given the specific list of individuals/entities we want signing the written consent action before the registration statement is effective, we would suggest not including the 5% shareholder reference for transfers.  Also, given the only 5%+ shareholders are Dow and Union Carbide, their necessary transfers to affiliates are covered under (i).

effect during the Applicable Period.  For the avoidance of doubt, nothing in this Section 1.03 shall prevent entry into or performance of any obligations pursuant to the Amended and Restated Registration Rights Agreement.

Section 1.04.Stop Transfer.  The Stockholder shall not request that the Company register any transfer of any Certificate or other uncertificated interest representing any Subject Shares made in violation of the restrictions set forth in Section 1.03 during the Applicable Period.

Section 1.05.Waiver of Appraisal Rights.  The Stockholder hereby agrees not to (a) assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger (collectively, “Appraisal Rights”) or (b) commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions.

Section 1.06.Public Announcements; Filings; Disclosures.

(a)The Stockholder (and the Stockholder’s controlled Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the transactions contemplated by this Agreement or the Merger Agreement, without the prior written consent of Acquiror (which consent may be withheld in Acquiror’s sole discretion), except (i) as required by applicable Law or court process, in which case the Stockholder shall use its reasonable best efforts to provide Acquiror and Acquiror’s legal counsel (at Acquiror’s expense) with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance and shall give reasonable and good faith consideration to any such comments or (ii) with respect to a Public Communication that is consistent with prior disclosures by Acquiror; provided, that the foregoing shall not apply to any disclosure required to be made by the Stockholder to a Governmental Authority so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the disclosures made by the Company and Acquiror pursuant to the terms of the Merger Agreement.  For the avoidance of doubt, notwithstanding anything to the contrary in this Section 1.06(a), if the Stockholder is a director or officer of the Company, in his or her capacity as a director or officer of the Company, he or she may make public statements in such capacity to the extent permitted under the Merger Agreement.

(b)The Stockholder hereby consents to and authorizes the Company and Acquiror to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Registration Statement, the Stockholder’s identity and ownership of Subject Shares and the Stockholder’s obligations under this Agreement (the “Stockholder Information”), consents to the filing of this Agreement solely to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Merger, and agrees to reasonably cooperate with Acquiror in connection with such filings, including providing Stockholder Information reasonably requested by Acquiror.  Acquiror shall use its commercially reasonable efforts to provide the Stockholder with a reasonable opportunity to review and comment on any Stockholder Information included in such disclosure in advance of its filing.  As promptly as practicable, the Stockholder shall notify Acquiror of any required corrections with respect to any Stockholder Information supplied by the Stockholder, if and to the extent the Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect.

Section 1.07.Release of Claims.

(a)Subject to and upon the consummation of the Merger and the receipt of the Closing Merger Consideration to which the Stockholder is entitled, the Stockholder, and, if the Stockholder is a legal entity, together with the Stockholder’s officers, directors, stockholders, Subsidiaries and Affiliates, and each of their respective heirs, Representatives, successors and assigns (such persons, the “Releasors”), hereby fully and unconditionally (subject to the receipt of the amounts specified in this paragraph) releases, acquits and forever discharges, to the fullest extent permitted by law, each of Acquiror, Merger Sub, the Company, each of their subsidiaries and affiliates and their respective past, present or future officers, directors, employees, counsel and agents, and the Company Stockholders prior to Closing (such persons, the “Releasees”), from and against any and all liabilities, actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, absolute or contingent, unmatured or inchoate, both at law and in equity, which the Stockholder or any of the Releasors ever had, now has or may hereafter have against any of the Releasees, on or by reason of any matter, cause or thing whatsoever that arose prior to the Closing; provided, however, that nothing herein shall be deemed to release (a) any right of the Stockholder expressly set forth in the Merger Agreement, including the right to receive the Closing Merger Consideration to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof, (b) any liabilities of a Releasee in connection with any future transactions between the parties that are not related to the Merger Agreement or the transactions contemplated thereby and (c) any employment compensation or benefits matter affecting any Releasor in his or her capacity as a director, manager, officer or employee of the Company, its Affiliates or its Subsidiaries.

(b)The Stockholder represents that as to each and every claim released hereunder, the Stockholder has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Stockholder also specifically waives any right or benefits that it has or may have under any similar provision of the statutory or non-statutory law of any other jurisdiction. The Stockholder acknowledges that the Releasors may hereafter discover facts different from or in addition to the facts the Releasors now know or believe to be true with respect to the subject matter of this Agreement; however, the Releasors intend that the general releases herein given shall be and remain in full force and effect, notwithstanding the discovery or existence of any such different or additional facts.

Section 1.08.Non-Solicitation.  The Stockholder acknowledges that the Stockholder has read Section 9.04(a) (‘Exclusivity’) of the Merger Agreement.  In addition, the Stockholder, solely in the Stockholder’s capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action that would violate Section 9.04(a) of the Merger Agreement if such Stockholder were deemed a “Representative” of the Company for purposes of Section 9.04(a) of the Merger Agreement; provided, that the foregoing shall not serve to limit or restrict any actions taken by such Stockholder in any capacity other than as a stockholder of the Company, to the extent such actions are in compliance with or required under Section 9.04(a) of the Merger Agreement.

Section 1.09.No Agreement as Director or Officer.  The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by the Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Stockholder to the board of directors of the Company) of the Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company’s stockholders.

Section 1.10.Acquisition of Additional Shares.  The Stockholder shall promptly (and in any event within two Business Days) notify Acquiror of the number of any additional Shares with respect to which the Stockholder becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Agreement and before the Expiration Date, which Shares shall, for the avoidance of doubt, automatically become Subject Shares in accordance with Section 1.01.

Section 1.11.No Adverse Act.  The Stockholder hereby agrees that, except as expressly provided or permitted by this Agreement, the Stockholder shall not, and shall cause its Affiliates not to, without the prior written consent of Acquiror (in Acquiror’s sole discretion), directly or indirectly, take or permit any action that would in any way (a) restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder, (b) make any representation or warranty of the Stockholder herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement. The Stockholder shall notify Acquiror in writing promptly of (i) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, an untruth or inaccuracy in the representations and warranties of the Stockholder herein and (ii) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this

Agreement; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available to any Party.

Section 1.12.No Litigation.  The Stockholder hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Merger), (b) alleging a breach of any fiduciary duty of any Person in connection with the Merger Agreement or the Transactions, (c) seeking Appraisal Rights in connection with the Merger or (d) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement.  Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Stockholder from enforcing the Stockholder’s rights under this Agreement (including, for the avoidance of doubt, pursuant to Section 1.07) or the Stockholder’s right to receive the Closing Merger Consideration to which it may be entitled pursuant to the Merger Agreement in accordance with the terms thereof.

Section 1.13.Further Assurances.  The Stockholder shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Acquiror may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Acquiror as follows:

Section 2.01.Organization; Authorization.  In the event the Stockholder is an individual, the Stockholder has full power, right and legal capacity to execute and deliver this Agreement, to grant the proxy described in Section 1.02 and to perform his or her obligations hereunder.  In the event the Stockholder is a legal entity, (a) the Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of the Stockholder’s jurisdiction of organization, (b) the Stockholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to grant the proxy described in Section 1.02, to perform the Stockholder’s obligations under this Agreement and to consummate the transactions contemplated by this Agreement and (c) no approval by any holder of the Stockholder’s equity interests is necessary to approve this Agreement.  This Agreement has been duly executed and delivered by the Stockholder and, in the event the Stockholder is an individual and is married and any of the Stockholder’s Subject Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of the Stockholder, this Agreement has been duly executed and delivered by or on behalf of the Stockholder’s spouse, and this Agreement constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions.  If the Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 2.02.Governmental Filings; No Violations; Certain Contracts.

(a)Except for filings with the SEC under the Exchange Act and such other reports under, and such other compliance with, the Exchange Act as may be required in connection with this Agreement, no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Stockholder with, nor are any required to be made or obtained by the Stockholder with or from any Governmental Authority, in connection with the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(b)The execution, delivery and performance of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated by this Agreement by the Stockholder shall not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of the Stockholder, if applicable, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Stockholder pursuant to, any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 2.02(a), under any Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon the Stockholder, except, in each case, as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

Section 2.03.Litigation.  As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (a) there are no Actions pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its Affiliates and (b) neither the Stockholder nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Authority.

Section 2.04.Ownership of Company Stock; Voting Power.  The Stockholder’s signature page hereto correctly sets forth the number of the Stockholder’s Subject Shares as of the date of this Agreement and, other than such Subject Shares, as of the date of this Agreement, there are no

Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by the Stockholder or in respect of which the Stockholder has full voting power.  The Stockholder is the record holder and beneficial owner of all of its Subject Shares and has, and shall have throughout the Applicable Period, full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that (a) may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under U.S. federal securities or state securities or “blue sky” Laws, or (iii) the Company’s organizational documents or the terms of any customary custody or similar agreement applicable to Subject Shares held in brokerage accounts or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Stockholder’s Subject Shares other than pursuant to the Merger Agreement or as set forth in the Company’s organizational documents.

Section 2.05.Reliance.  The Stockholder understands and acknowledges that Acquiror and Merger Sub are relying upon the Stockholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Stockholder contained in this Agreement.

Section 2.06.Finder’s Fees.  No agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Acquiror, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

Section 2.07.Registration Statement.  None of the information supplied or to be supplied by the Stockholder for inclusion or incorporation by reference in the Registration Statement and any amendment or supplement thereto will, at the date of mailing to the stockholders of the Acquiror and at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.08.Other Agreements.  The Stockholder has not taken or permitted any action that would or would reasonably be expected to (a) constitute or result in a breach hereof, (b) make any representation or warranty of the Stockholder set forth herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement.

Section 2.09.Stockholder Has Adequate Information. The Stockholder acknowledges that the Stockholder is a sophisticated investor with respect to the Stockholder’s Subject Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Acquiror, the Company or any Affiliate of Acquiror and the Company, and based on such information as the Stockholder has deemed appropriate, made the Stockholder’s own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the Stockholder has had the opportunity to seek independent legal advice prior to executing this Agreement.

Section 2.10.No Other Representations or Warranties.  Except for the representations and warranties made by the Stockholder in this Article 2, neither the Stockholder nor any other Person makes any express or implied representation or warranty to Acquiror in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholder expressly disclaims any such other representations or warranties.

Article 3

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror represents and warrants to the Stockholder as follows:

Section 3.01.Organization.  Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

Section 3.02.Corporate Authority.  Acquiror has all requisite corporate power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  No approval by any holder of Acquiror’s equity interests is necessary to approve this Agreement.  This Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding agreement of Acquiror enforceable against Acquiror in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.03.No Other Representations or Warranties.  Except for the representations and warranties made by Acquiror in this Article 3, neither Acquiror nor any other Person makes any express or implied representation or warranty to the Stockholder in connection with this Agreement or the transactions contemplated by this Agreement, and Acquiror expressly disclaims any such other representations or warranties.

Article 4

GENERAL PROVISIONS

Section 4.01.Termination.  This Agreement, including the voting agreements contemplated by this Agreement and any proxy granted hereunder if such proxy becomes effective, shall automatically be terminated at the earliest to occur of:  (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article XI thereof; (c) the effective date of a written agreement duly executed and delivered by Acquiror and the Stockholder terminating this

Agreement; (d) any amendment or modification of, or waiver under, the Merger Agreement, in each case without the prior written consent of the Stockholder, in a manner that (i) reduces or imposes any restriction on the right of the Stockholder to receive the Closing Merger Consideration, (ii) reduces the amount or changes the form of the Closing Merger Consideration, or (iii) extends the Outside Date (the date and time at which the earliest of clause (a), (b), (c), and (d) occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a) of this sentence, Section 1.05 (‘Waiver of Appraisal Rights’), Section 1.06 (‘Public Announcements; Filings; Disclosures’), Section 1.07 (‘Release of Claims’), Section 1.12 (‘No Litigation’) and Section 1.13 (‘Further Assurances’) and this Article 4 shall survive such termination.  Nothing set forth in this Section 4.01 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 4.02.Notices.  All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by a Party to the other Party shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that email transmission is promptly confirmed by telephone or otherwise.  Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address, or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 4.02:

If to Acquiror:

LMF Acquisition Opportunities, Inc.

1200 West Platt Street, Suite 100

Tampa, FL 33606

Attn:	Bruce M. Rodgers
Email:	bruce@lmfunding.com

with a copy to (which shall not constitute notice):

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn:	Curt Creely
Email:	ccreely@foley.com

If to the Company:

SeaStar Medical, Inc.

3513 Brighton Blvd, Ste. 410

Denver, CO 80216

Attn:	Eric Schlorff
Email:	eric@seastarmed.com

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

1400 Page Mill Road

Palo Alto, CA 94304

Attn:	Albert Lung
Email:	albert.lung@morganlewis.com

If to the Stockholder, to the Stockholder’s address set forth on a signature page hereto.

Section 4.03.Miscellaneous.  Article XII, other than Sections 12.02 and 12.15 of the Merger Agreement, shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

LMF Acquisition Opportunities, Inc.

By:
Name:
Title:

SeaStar Medical, Inc.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

[Signature of Stockholder’s Spouse]	[Printed Name of Stockholder’s Spouse]

Address:

	Shares Owned Beneficially	Shares Held of Record	Shares Over Which the Stockholder has Full Voting Power

Company Common Stock:	[●]	[●]	[●]
Company Preferred Stock:	[●]	[●]	[●]

[Signature Page to Stockholder Support Agreement]

Annex A

ACTION
BY WRITTEN CONSENT
OF THE STOCKHOLDERS
OF
SeaStar Medical, INC.

See attached.

[Signature Page to Action By Written Consent of the Stockholders]

Annex B

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

See attached.

Annex C

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholder Support Agreement dated as of April 21, 2022 (the “Support Agreement”) by and between Acquiror and the stockholder of the Company that is party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [●] [●], 20[●]

By:
Name:
Title:
Address for Notices:

With copies to:

LMF Acquisition Opportunities, Inc.

1200 West Platt Street

Suite 100

Tampa, FL 33606

Attn: Bruce M. Rodgers

SeaStar Medical, Inc.

3513 Brighton Blvd., Suite 410

Denver, CO 80216

Attn:Eric Schlorff